[ALDILA Logo]

                                                             April 14, 2003


To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Aldila, Inc., to be held Wednesday, May 14, 2003, at 10:30 a.m. at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     It is important that you vote your shares as soon as possible, either by the phone, by using the Internet, or by mail as explained on the enclosed proxy card, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish.

     On behalf of the Board of Directors, I thank you for your cooperation and I look forward to seeing you on May 14.


                                        Very truly yours,


                                        /s/ Peter R. Mathewson

                                        Peter R. Mathewson
                                        Chairman of the Board

                                ALDILA, INC.
                             13450 STOWE DRIVE
                          POWAY, CALIFORNIA 92064

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 14, 2003


TO THE STOCKHOLDERS OF ALDILA, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of Aldila, Inc. (the "Company") will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128, on Wednesday, May 14, 2003, at 10:30 a.m., Pacific time, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect by vote of the holders of Common Stock a total of four persons to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The Board of Directors' nominees are:

                      Thomas A. Brand         Lloyd I. Miller, III
                      Peter R. Mathewson      Bryant R. Riley


     2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

     3. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 27, 2003 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Robert J. Cierzan

                                        Robert J. Cierzan
                                        Secretary

Dated:  April 14, 2003

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE BY TELEPHONE, OR BY USING THE INTERNET OR BY MAIL, AS INSTRUCTED ON THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY (WHETHER GIVEN BY TELEPHONE, INTERNET OR MAIL) IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                ALDILA, INC.
                             13450 STOWE DRIVE
                          POWAY, CALIFORNIA 92064
                               (858) 513-1801


                              PROXY STATEMENT


                       ANNUAL MEETING OF STOCKHOLDERS
                                MAY 14, 2003


                                  GENERAL

     This proxy statement is furnished to stockholders of Aldila, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 10:30 a.m., Pacific time, on Wednesday, May 14, 2003, at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128, and any adjournments thereof (the "Annual Meeting" or "Meeting").

     Common stockholders of record as of the close of business on March 27, 2003, will be entitled to vote at the Meeting or any adjournments thereof. As of the record date, the Company had outstanding 4,947,648 shares of Common Stock, each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 2002 are being mailed on or about April 14, 2003 to each stockholder entitled to vote at the Meeting.


                      VOTING AND REVOCATION OF PROXIES

VOTING

     If the enclosed proxy is voted by telephone, using the Internet or executed and returned by mail in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director and FOR the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

     Assuming a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the Meeting will be required for the election of directors; the affirmative vote of a majority of the votes cast at the Meeting will be required for the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent accountants; and the affirmative vote of a majority of the votes cast at the Meeting will be required to act on all other matters to come before the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. With respect to all matters (other than the election of directors), abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

REVOCATION

     A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy by mail, or by telephone, or by using the Internet will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.


                           ELECTION OF DIRECTORS

     The Company's Restated Bylaws give the Board the power to set the number of directors at no less than one nor more than twenty-one. The size of the Company's Board is currently set at six. On May 14, 2003, the terms of Peter E. Bennett, John J. Henry and Chapin Nolen will expire. Messrs. Bennett, Henry and Nolen will not be nominated for re-election to the Board of Directors at the May 14, 2003 Annual Meeting. Directors hold office until the next annual meeting of stockholders and until their successors are elected and have qualified.

     Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. With the exception of Bryant R. Riley, all of the following nominees are current directors of the Company whose terms end at the 2003 Annual Meeting. Information concerning the nominees for directors is set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

     THOMAS A. BRAND has been a director of the Company since November 1997. Since January 1994, Mr. Brand has been an instructor at the University of Phoenix and a consultant to the composite materials industry. Since August 2000, he has been a director of Reinhold Industries, Inc., a manufacturer of advanced custom composite components, sheet molding compounds and graphic arts and industrial rollers for a variety of applications in the United States and Europe. From 1983 to 1992, he was Senior Vice President/General Manager of Fiberite Advanced Materials, a business unit of ICI-PLC. From 1964 to 1983, Mr. Brand served as Vice
President/General Manager, Fiberite West Coast Corp., which is a division of Fiberite Corporation. Age: 69.

     PETER R. MATHEWSON has been a director of the Company since January 1997 and has been President, Chief Executive Officer and Chairman of the Board of the Company since January 2000. From 1990 until December 31, 1999, he served as Vice President of the Company (or its predecessors). Since
January 1997, Mr. Mathewson has also served as President and Chief Operating Officer of Aldila Golf Corp., the Company's operating subsidiary that conducts its core golf operations. Mr. Mathewson has been with the Company (or its predecessors) since September 1973 and has held various positions, including: plant manager, production manager, shipping and receiving supervisor, and purchasing agent. Age: 52.

     LLOYD I. MILLER, III has been a director of the Company since September 4, 2001. Mr. Miller has been a registered investment advisor since 1990, and he is a director of Denny's Corporation and Stamps.com Inc. Mr. Miller also serves as a director of American Banknote Corp. Age: 48.

     BRYANT R. RILEY. Mr. Riley is the founder and has been the Chief Executive Officer of B. Riley & Co., Inc. since January 1997. B. Riley & Co., a member of the NASD, provides research and trading ideas primarily to institutional investors. Age 36.

                       FURTHER INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: Executive, Audit and Compensation. In August 2002, the Board of Directors of the Company approved a resolution to combine the Stock Option and Compensation Committees of the Board of Directors of the Company in order to tie the granting of stock options with the annual compensation of the employees of the Company. Accordingly, the Stock Option Committee and the Compensation Committee of the Board of Directors of the Company were combined into one committee and the committee was designated as the Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

COMMITTEES OF THE BOARD -- BOARD MEETINGS

     The Board of Directors of the Company held five meetings in fiscal 2002. Each director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director and
(ii) meetings of all committees held during the period for which he served on those committees.

     The EXECUTIVE COMMITTEE of the Board has the authority, between meetings of the Board of Directors, to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law. The Committee is chaired by Peter R. Mathewson and its other members are Peter E. Bennett and Lloyd I. Miller, III. It is anticipated that at the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders, a new Executive Committee member will be appointed to replace Mr. Bennett, who is not standing for re-election to the Board of Directors. The Executive Committee held no meetings in fiscal 2002.

     The AUDIT COMMITTEE is currently comprised of John J. Henry, as chairman, Peter E. Bennett and Chapin Nolen. It is anticipated that at the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders, new members will be appointed to the Audit Committee to replace Messrs. Henry, Bennett and Nolen, who are not standing for re-election to the Board of Directors. The Audit Committee held four meetings in fiscal 2002. See "Report of Audit Committee" for a description of its responsibilities and activities.

     The COMPENSATION COMMITTEE is charged with the responsibility of supervising and administering the Company's compensation policies, management awards, reviewing salaries, approving significant changes in salaried employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee also determines individuals to whom stock options will be granted under the Company's 1994 Stock Incentive Plan, the terms on which such options will be granted, and to administer the 1994 Stock Incentive Plan. The Compensation Committee also retains administrative responsibility over the Company's 1992 Stock Option Plan. The Compensation Committee is currently comprised of Thomas A. Brand, who is the chairman, Chapin Nolen and John J. Henry, who are independent, "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act")). It is anticipated that at the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders, new members will be appointed to the Compensation Committee to replace Messrs. Nolen and Henry, who are not standing for re-election to the Board of Directors. The Compensation Committee held three meetings in fiscal 2002.

          RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the accounting firm of Deloitte & Touche LLP to audit the Company's financial statements for, and otherwise act as the Company's independent accountants with respect to, the fiscal year ending December 31, 2003. Deloitte & Touche LLP has acted as independent accountants for the Company since the fiscal year ended December 31, 1991. In accordance with the Board's resolution, its selection of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. The Company knows of no direct or material indirect financial interest of Deloitte & Touche LLP in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

     Representatives of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.


                        INDEPENDENT ACCOUNTANT FEES

AUDIT FEES

     Listed below are the aggregate fees billed to the Company for the fiscal year ended December 31, 2002, by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche").

     Audit Fees (a)                             $141,500
                                                ========
     Financial Information Systems Design
        and Implementation Fees (b)             $   -0-
                                                ========
     Audit Related Fees (c)                     $41,085
     Other Non-Audit Related Fees (d)            48,195
                                                --------
        All Other Fees                          $89,280
                                                =======


          (a) Audit fees include audit of consolidated financial statements, quarterly reviews, review of annual report on Form 10-K, consents, attendance at audit committee and stockholder meetings and review of proxy statement for annual meeting.

          (b) Deloitte & Touche did not bill any fees for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

          (c) Includes fees for audit of employee benefit plan - $13,700; audit of foreign statutory report - $14,700; accounting consultations - $12,685.

          (d) Includes fees for tax services - $48,195 (i.e., tax planning and consultations, tax return preparation, etc.)

     The Audit Committee has concluded that Deloitte & Touche LLP did not provide any services that adversely impacted its independence.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     On June 4, 2002, the Company effected a one-for-three reverse stock split (the "Reverse Stock Split") of the Company's Common Stock. All historical information in this Proxy Statement relating to the Company's Common Stock, share prices, options, and similar matters prior to June 4, 2002 has been restated to give effect to the Reverse Stock Split.

     The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of March 27, 2003 by (a) each person or entity who, insofar as the Company has been able to ascertain, beneficially owned more than 5% of the Company's Common Stock as of such date, (b) each of the directors of the Company and nominees for directors,
(c) the Company's Chief Executive Officer and the two other most highly compensated executive officers of the Company for the fiscal year ended December 31, 2002 (the "Named Executive Officers") and (d) all current directors and executive officers of the Company, as a group (8 persons). Except as otherwise indicated, the business address for each person is c/o Aldila, Inc., 13450 Stowe Drive, Poway, California 92064.

                                                   COMMON STOCK
                                                   BENEFICIALLY     PERCENT OF
                    NAME                             OWNED(1)       SHARES(1)
       ------------------------------------        ------------     ----------
       J. Carlo Cannell D/B/A Cannell Capital,        494,082         10.0%
         Capital, LLC (2)........................
       Dimensional Fund Advisors Inc. (3)........     275,096          5.2%
       Acquisitor Holdings (Bermuda) Ltd.(4).....     267,633          5.4%
       The PNC Financial Services Group Inc.(5)..     316,001          6.4%
       Bryant R. Riley (6).......................     570,517         11.5%
       Peter E. Bennett (7)......................      35,442            *
       Thomas A. Brand (8).......................      17,106            *
       Robert J. Cierzan (9).....................      54,824          1.1%
       John J. Henry (10)........................      31,508            *
       Peter R. Mathewson (11)...................      75,011          1.5%
       Lloyd I. Miller, III (12).................     920,071         18.6%
       Chapin Nolen (13).........................      42,108            *
       Michael J. Rossi (14).....................      26,458            *

       All directors and executive officers
         as a group (8 persons) (15).............   1,202,528         23.3%

------------------

  * The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

  (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following March 27, 2003. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following March 27, 2003 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

  (2) Based on a joint filing of a Schedule 13G, dated January 10, 2000, as amended by Amendment No. 1, dated September 27, 2001, Amendment No. 2, dated February 14, 2002, and as further amended by Amendment No. 3, dated February 10, 2003 (the "Cannell 13G"), Cannell Capital, LLC ("Cannell"), which is an investment advisor and J. Carlo Cannell ("Managing Member") each have shared dispositive and shared voting power with respect to 494,082 shares of Common Stock of the Company. Based on the Cannell 13G, Cannell's beneficial ownership of the Common Stock of the Company is direct as a result of its discretionary authority to buy, sell, and vote shares of such Common Stock for its investment advisory clients. Managing Member's beneficial ownership of the Common Stock of the Company is indirect as a result of Managing Member's ownership and management of Cannell. The address of Cannell's and Managing Member's principal office is 150 California Street, Fifth Floor, San Francisco, California 94111.

  (3) Based on a Schedule 13G, dated February 2, 2001, as amended by Amendment No. 1, dated January 30, 2002, and as further amended by Amendment No. 2, dated February 3, 2003 (the "Dimensional 13G"), Dimensional Fund Advisors Inc. ("Dimensional"), which is an investment advisor, has sole voting and dispositive power over 257,096 shares of Common Stock of the Company. Based on the Dimensional 13G, all shares of Common Stock of the Company are owned by advisory clients of Dimensional, no one of which to the knowledge of Dimensional owns more than 5% of such shares. Dimensional disclaims beneficial ownership of all such shares. Dimensional's principal office is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

  (4) Based on a Schedule 13D, October 7, 2002, by Acquisitor Holdings (Bermuda) Ltd. ("Acquisitor"), a company incorporated in Bermuda, Acquisitor has sole voting and dispositive power over 267,633 shares of Common Stock of the Company. Acquisitor's principal office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

  (5) Based on a Schedule 13G, dated February 12, 2001, as amended by Amendment No. 1, dated February 12, 2002, and as further amended by Amendment No. 2, dated February 12, 2003 (the "PNC 13G"), The PNC Financial Services Group, Inc., together with certain of its subsidiaries reported therein, collectively ("PNC Group"), the PNC Group has beneficial ownership of 316,001 shares of Common Stock of the Company, 27,500 of which the PNC Group has sole voting and dispositive power, and 288,501 of which the PNC Group has shared voting and dispositive power. Based on the PNC 13G, 288,501 of the 316,001 shares are held in Trust Accounts created by an Amended and Restated Trust Agreement, dated September 20, 1983, in which Lloyd
        I. Miller, Jr. was Grantor and for which PNC Bank National Association ("PNC BNA") serves as Trustee. Lloyd I. Miller, III and PNC BNA have shared voting power with respect to these shares of Common Stock held in the Trust Accounts pursuant to an Investment Advisory Agreement dated as of April 1, 1997. PNC Group's and PNC BNA's principal office is located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222.

  (6) Based upon a 13G, dated May 31, 2002, as amended by Amendment No. 1 dated October 25, 2002, filed by SACC Partners LP ("SACC"), Riley Investment Management LLC ("RIM"), a registered investment adviser that will soon convert to SEC registration, B. Riley & Co., Inc. ("BRC"), an NASD member broker-dealer, and Bryant R. Riley, Mr. Riley may be deemed to beneficially own 570,517 shares of Common Stock of the Company, of which, 111,949 shares of Common Stock of the Company may be deemed to be beneficially owned by BRC, 458,568 shares of Common Stock of the Company may be deemed to be beneficially owned by SACC and 458,568 shares of Common Stock of the Company may be deemed to be beneficially owned by RIM.

  (7) Includes options to acquire 25,442 shares of Common Stock that will have vested within 60 days following March 27, 2003. Mr. Bennett also has options to purchase 6,668 shares of Common Stock that will not have vested within 60 days following March 27, 2003.

  (8) Includes options to acquire 15,440 shares of Common Stock that will have vested within 60 days following March 27, 2003. Mr. Brand also had options to purchase 6,668 shares of Common Stock that will not have vested within 60 days following March 27, 2003.

  (9) Includes options to acquire 31,666 shares of Common Stock that will have vested within 60 days following March 27, 2003. Mr. Cierzan also has options to purchase 20,668 shares of Common Stock that will not have vested within 60 days following March 27, 2003. All of the currently owned shares are owned by Robert J. Cierzan and Lynn M. Cierzan, JTWROS.

  (10) Includes options to acquire 25,442 shares of Common Stock that will have vested within 60 days following March 27, 2003. Mr. Henry also has options to purchase 6,668 shares of Common Stock that will not have vested within 60 days following March 27, 2003.

  (11) Includes options to acquire 54,167 shares of Common Stock that will have vested within 60 days following March 27, 2003. Mr. Mathewson also has options to purchase 30,629 shares of Common Stock that will not have vested within 60 days following March 27, 2003.

  (12) Mr. Miller has beneficial ownership of 920,071 shares of Common Stock of the Company, of which he has sole voting and dispositive power over 430,809 shares and of which he has shared voting and dispositive power over 489,262 shares which number is inclusive of the shares shown in footnote number 5 above as beneficially owned by PNC Group, PNC Bancorp and BNC BNA. Mr. Miller also has options to purchase 5,848 shares of Common Stock that will not have vested within 60 days following March 27, 2003.

  (13) Includes options to acquire 25,442 shares of Common Stock that will have vested within 60 days following March 27, 2003. Mr. Nolen also has options to purchase 6,668 shares of Common Stock that will not have vested within 60 days following March 27, 2003. All of the currently owned shares are owned directly by the Nolen Millennium LLC, a Delaware limited liability company ("Nolen LLC"), of which Mr. Nolen has a 15.8% membership interest and shares the remaining membership interests with his two adult daughters. As a result of his position as sole manager of Nolen LLC, Mr. Nolen may be deemed to beneficially own the shares of Common Stock held by Nolen LLC.

  (14) Includes options to acquire 26,391 shares of Common Stock that will have vested within 60 days following March 27, 2003. Mr. Rossi also has options to purchase 8,196 shares of Common Stock that will not have vested within 60 days following March 27, 2003.

  (15) Includes beneficial ownership of shares of Common Stock subject to options exercisable within 60 days following March 27, 2003 and includes the shares held by Nolen LLC.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based on a review of such forms and written representations of reporting persons, the Company believes that during the fiscal year ended December 31, 2002, its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.


                     EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of the Company. Information about Mr. Mathewson is presented in "ELECTION OF DIRECTORS -- Nominees for Election by Holders of Common Stock." Officers are appointed by and serve at the discretion of the Board. Except as otherwise indicated, the positions listed are with Aldila, Inc.



Name                       Age     Position
----                       ---     --------

Peter R. Mathewson          52     Chairman of the Board of  Directors,  Chief
                                   Executive Officer,  President and Director;
                                   President  and Chief  Operating  Officer of
                                   Aldila Golf Corp.

Robert J. Cierzan           56     Vice  President,   Finance,  Secretary  and
                                   Treasurer

Michael J. Rossi            49     Vice  President,  Sales  and  Marketing  of
                                   Aldila Golf Corp.

     The principal occupations and positions for the past five years, and in certain cases prior years, of the executive officers of the Company who are not also nominees for election as a director, are as follows:

     Robert J. Cierzan has been Secretary and Treasurer of Aldila (or its predecessors) since January 1991 and Vice President, Finance since March 1989. From September 1988 to February 1989, Mr. Cierzan held the position of Executive Vice President-Finance at Illinois Coil Spring Company, a diversified manufacturer of springs, automotive push-pull controls and rubber products.

     Michael J. Rossi has been the Vice President, Sales and Marketing of Aldila Golf Corp. since March 24, 1997 when he joined the Company. Prior to that, from August 1994 to March 1997, Mr. Rossi was the Vice President and General Manager of Fujikura Composite America which manufactures graphite golf shafts and is a wholly owned subsidiary of Fujikura Rubber Limited, a Japanese publicly held company. From November 1989 to August 1994, he was Vice President, Sales and Marketing for True Temper Sports, a division of the Black & Decker Corporation which manufactures steel golf shafts.

                           EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation (cash and non-cash, plan and non-plan) paid to each of the Named Executive Officers for services rendered in all capacities to the Company during the three fiscal years ended December 31, 2002, 2001 and 2000.


                         SUMMARY COMPENSATION TABLE

                                                                                                Long Term
                                                        Annual Compensation                    Compensation
                                                --------------------------------------------  --------------
                                                                                                Securities
                                                                              Other Annual      Underlying
Name and Principal Position      Fiscal Year      Base Salary      Bonus      Compensation       Options
-----------------------------  ---------------  ---------------  ---------  ----------------  --------------
Peter R. Mathewson                 2002              $262,000        --           --              22,295(1)
   Chairman of the Board and       2001               250,000        --           --              25,000
   Chief Executive Officer;        2000               249,000     $247,000        --               8,334
   President and
   Chief Operating Officer,
   Aldila Golf Corp.

Robert J. Cierzan                  2002              $193,000        --           --              17,334(1)
   Vice President, Finance;        2001               183,000        --           --              10,000
   Secretary and Treasurer         2000               175,000     $174,000        --               5,000

Michael J. Rossi                   2002              $180,000        --           --               5,418(1)
   Vice President - Sales and      2001               172,000        --           --               8,334
   Marketing, Aldila Golf. Corp.   2000               163,400     $162,000        --               4,167

(1)  The number of stock  option  awards  listed in this  column for fiscal
     2002 consists of options granted on December 31, 2002 pursuant to the Company's tender offer to exchange certain previously outstanding stock options. See "Report on Repricing of Stock Options," below.


     Stock Option Grants. The following table sets forth information concerning the grant of stock options during the fiscal year ended December 31, 2002 to each of the Named Executive Officers.



                                                            OPTION GRANTS
                                             IN THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                                          Individual Grants
                                   -------------------------------------------------------------




                                         Percent of
                                           Total                                         Potential Realizable
                                          Options                                          Value at Assumed
                                         Granted to                                        Annual Rates of
                                         Employees       Exercise or                         Stock Price
                         Options         in Fiscal        Base Price     Expiration        Appreciation for
Name                    Granted(1)      Year 2002(2)     (per share)      Date (3)       Option Term - 10 yr.
--------------------   ------------    --------------   -------------   ------------    ----------------------
                                                                                           5%(4)       10%(4)
                                                                                        ----------  ----------
Peter R. Mathewson       22,295           24.2%            $1.61         12/31/12         $22,574     $57,207

Robert J. Cierzan        17,334           18.8%             1.61         12/31/12          17,551      44,478

Michael J. Rossi          5,418            5.9%             1.61         12/31/12           5,486      13,902


---------------------------------------

(1)  These  options  were  granted on  December  31,  2002  pursuant to the
     Company's  1994 Stock  Incentive  Plan,  as amended and restated  (the
     "1994 Stock  Incentive  Plan") and  pursuant to the  Company's  tender offer to exchange certain  previously  outstanding  stock options (the
     "Offer to  Exchange").  See "Report on  Repricing  of Stock  Options,"
     below.   One-third  of  the  total  number  of  options   granted  are
     exercisable  on the first  anniversary  of the  option  grant date and thereafter,  an  additional  one-third  of the total number of options granted are exercisable on each of the second and third  anniversaries of the option grant.

(2) In fiscal 2002, the Company granted a total of 92,101 options to its employees under the Company's 1994 Stock Incentive Plan of which 73,345 options were granted under the 1994 Stock Incentive Plan pursuant to the Offer to Exchange. The number of options used in calculating the percentages above was 92,101.

(3)  The options  granted under the  Company's  1994 Stock  Incentive  Plan generally  expire on the earliest of (a) the tenth  anniversary of the date of grant,  (b) if the  Optionee's  employment  is terminated as a result of death,  disability,  retirement  or within two years after a change in control, one year following  termination of employment,  (c)
     if the optionee's  employment is terminated  for any other reason,  30 days  following  termination of employment or (d) the exercise in full of the option.

(4) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the SEC and do not represent the Company's estimate of stock price appreciation.


     Aggregated Option Exercises. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended December 31, 2002 by each of the Named Executive Officers and the fiscal year-end value of unexercised options. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.


                             AGGREGATE OPTION EXERCISES
                   IN THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND
                           FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities           Value of Unexercised
                                                                 Underlying                   "In-the-Money"
                                                            Unexercised Options             Options at Fiscal
                           Shares                            at Fiscal Year-End                Year-End(1)
                          Acquired           Value     ----------------------------- -----------------------------
       Name              on Exercise        Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------- ------------     ------------  ------------- --------------- ------------- ---------------

Peter R. Mathewson           --               --           43,056       41,740            --            --

Robert J. Cierzan            --               --           26,666       25,668            --            --

Michael J. Rossi             --               --           22,224       12,363            --            --

------------------------------------------------------------------------------

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. None of the Named Executive Officer's options were "in-the-money" at December 31, 2002.


                     REPORT ON REPRICING OF STOCK OPTIONS

     On May 30, 2002, the Company announced a voluntary stock option exchange program (the "Offer to Exchange") pursuant to which the Company offered to exchange outstanding options to purchase shares of the Company's Common Stock having an exercise price per share of $13.32 held by eligible employees of the Company or one of the Company's subsidiaries (other than any person serving solely as a non-employee member of the Company's Board of Directors), for new options (the "New Options") to purchase the Company's Common Stock with an exercise price equal to the average of the high and low reported sale price of Aldila's Common Stock on the Nasdaq National Market on the date the New Options were granted. The options available for exchange under the Offer to Exchange had been granted under the 1994 Stock Incentive Plan. The New Options were granted under the 1994 Incentive Plan on December 31, 2002 with substantially the same terms and conditions as the exchanged options. The New Options entitle a holder to purchase 25% of the number of shares of Company Common Stock that were subject to the tendered options. The Offer to Exchange also required any person tendering an option grant for exchange to also tender all option grants with a lower exercise price received by that person during the six months immediately prior to the date the options accepted for exchange were cancelled.

     The Offer to Exchange expired on June 28, 2002, at which time the Company accepted for exchange and cancellation options to purchase an aggregate of 311,679 shares of its Common Stock, representing 100% of the shares subject to options that were eligible for exchange in the Offer to Exchange. On December 31, 2002, the Company granted New Options to acquire 73,345 shares of Common Stock at an exercise price of $1.61 per share, which price was equal to the average of the high and low reported sale price of the Company Common Stock on the Nasdaq National Market on the date the New Options were granted. One-third of the total number of New Options are exercisable on the first anniversary of the option grant date and thereafter, an additional one-third of the total number of New Options granted are exercisable on each of the second and third anniversaries of the option grant.

     The Compensation Committee and the Board of Directors determined that the cancellation and grant of New Options pursuant to the Offer of Exchange would provide a better incentive for employees, including the Named Executive Officers, to remain with the Company and contribute to the attainment of the Company's business and financial objectives. In light of the above, the Compensation Committee and the Board of Directors believed that the repricing was in the best interest of the Company and its stockholders.

     The following table reflects the participation of any executive officer in the Offer to Exchange:


                             TEN-YEAR OPTION REPRICINGS

                                   Number of
                                   Securities         Market                                     Length of
                                   Underling          Price        Exercise                       Original
                                  Options/SARs      of Stock at    Price at                      Option Term
                                  Repriced           Time of       Time of         New          Remaining at
                                      or            Repricing      Repricing or    Exercise       Date of
                                   Amended        or Amendment     Amendment       Price       Repricing or
 Name                  Date           (#)              ($)            ($)            ($)         Amendment
----------------      ---------  --------------   ------------  ----------------   -----     --------------------
Peter R. Mathewson      12/31/02     5,000          $1.61           $37.68         $1.61      1 yr,  6 mos, 27 days
  Chairman of the       12/31/02     8,334           1.61            18.00          1.61      2 yrs, 5 mos, 11 days
  Board and Chief       12/31/02    13,334           1.61            13.98          1.61      3 yrs, 5 mos, 17 days
  Executive Officer;    12/31/02    33,334           1.61            14.82          1.61      4 yrs, 7 days
  President and Chief   12/31/02    20,834           1.61            14.40          1.61      4 yrs, 5 mos, 6 days
  Operating Officer,    12/31/02     8,334           1.61            21.18          1.61      5 yrs, 5 mos, 6 days
  Aldila Golf Corp.

Robert J. Cierzan       12/31/02     5,000          $1.61           $37.68         $1.61      1 yr,  6 mos, 27 days
  Vice President,       12/31/02     6,000           1.61            18.00          1.61      2 yrs, 5 mos, 11 days
  Finance; Secretary    12/31/02    11,667           1.61            13.98          1.61      3 yrs, 5 mos, 17 days
  and Treasurer         12/31/02    41,667           1.61            14.40          1.61      4 yrs, 5 mos, 6 days
                        12/31/02     5,000           1.61            21.18          1.61      5 yrs, 5 mos, 6 days

Michael J. Rossi        12/31/02    13,334          $1.61           $14.40         $1.61      4 yrs, 5 mos, 6 days
  Vice President -      12/31/02     8,334           1.61            21.18          1.61      5 yrs, 5 mos, 6 days
  Sales and Marketing,
  Aldila Golf Corp.


                                                    Respectfully submitted,

                                                    Thomas A. Brand, Chairman
                                                    Chapin Nolen
                                                    John J. Henry


                           DIRECTOR COMPENSATION

     Directors, other than management directors (Peter R. Mathewson), currently receive for their service as directors $2,000 per quarter, $1,000 per Board meeting attended and $500 per committee meeting attended. Each director, including each management director and other directors not receiving directors' fees, is reimbursed for his or her out-of-pocket expenses arising from attendance at meetings of the Board or committees thereof.

     Pursuant to the Company's 1994 Stock Incentive Plan, in May 2002, each of the non-employee directors who had more than one year of service (Peter
E. Bennett, Thomas A. Brand, John J. Henry and Chapin Nolen) received an annual stock option grant of 3,334 shares. Under the 1994 Stock Incentive Plan, each non-employee director with more than one year of service (currently, Messrs. Bennett, Brand, Henry, Miller and Nolen) would receive additional options to acquire 3,334 shares annually on the last trading day in the month of May.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                     AND CHANGE-IN-CONTROL ARRANGEMENTS


     The Company entered into a Severance Protection Agreement (the "Severance Agreement") in March 1999, with each of the Named Executive Officers. All capitalized terms in the description below have the same meaning as in the Severance Agreement. Pursuant to the Severance Agreement, in the case of termination of employment as a result of death, by the Company for Cause or Disability, or by the Executive other than for Good Reason, the Executive is entitled to his Accrued Compensation. In the case of termination for any other reason, the Executive is entitled to the following: (i) Accrued Compensation and a Pro Rata Bonus for the year of termination (typically computed based on the average bonus paid for the prior two years), (ii) a lump sum payment equal to twice the sum of the Executive's then annual base salary and his average bonus for the prior two years, (iii) continued provision of insurance (including life, disability and medical) for two years, "grossed up" to cover any excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, and (iv) a lump sum equal to two years' automobile allowance (or the length of the automobile lease, if longer, in the case of automobiles leased by the Company for the Executive's use). These payments are in lieu of any other severance benefit to which the Executive would otherwise have been entitled. Upon a Change-in-Control, regardless of whether the Executive's employment has terminated, the Company is required to contribute to a grantor trust an amount sufficient to fund the payments under clauses (i), (ii), and (iv) above.

     "Change-in-Control" means (1) an acquisition of 40% of the Company's Common Stock, (2) the failure of the individuals who, as of February 27, 1999, are members of the Board of Directors (the "Incumbent Board") to constitute at least two-thirds of the members of the Board, unless the election of any new director is approved by a vote of at least two-thirds of the Incumbent Board, subject to certain other qualifications, (3) the completion of a merger where the existing stockholders and Board of Directors do not retain control of the surviving company, or (4) the liquidation or sale of substantially all the assets of the Company.

     Except as provided above and except for the provisions of the 1994 Stock Incentive Plan and related agreements thereto, there are no compensatory plans or arrangements with respect to any of the above executive officers (including each of the Named Executive Officers) which are triggered by, or result from, the resignation, retirement or any other termination of such executive officer's employment, a change-in-control of the Company or a change in such executive officer's responsibilities following a change-in-control.


                    REPORT OF THE COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

     Introduction. In August 2002, the Board of Directors of the Company approved a resolution to combine the Stock Option and Compensation Committees of the Board of Directors of the Company in order to tie the granting of stock options with the annual compensation of the employees of the Company. Accordingly, the Stock Option Committee and the Compensation Committee of the Board of Directors of the Company were combined into one committee and designated as the Compensation Committee. Subsequent to the combination of the two committees, the Compensation Committee of the Board of Directors in 2002 was comprised of Thomas A. Brand, John J. Henry and Chapin Nolen.

     Compensation Objectives and Policies. The principle objectives of the Company's executive compensation committee are to: (i) support the achievement of desired Company performance, (ii) align the executive officers' interests with the success of the Company and with the interests of the Company's stockholders and (iii) provide compensation that will attract and retain superior talent and reward performance. These objectives are principally achieved through compensation in the form of annual base salaries, bonuses and equity investment opportunities. In line with these objectives, the Company's executive compensation system consists generally of base salary, bonuses based on corporate performance under the Company's Executive Bonus Plan (the "Bonus Plan"), and the grant of stock options under the 1994 Stock Incentive Plan.

     Executive officers generally receive salary increases at the time of their respective employment anniversaries as approved by the Compensation Committee, taking into consideration the recommendations of the Company's Chairman and Chief Executive Officer. In 2002, due to the overall financial performance of the Company, executive officer salaries were increased by 5%. In deciding to provide salary increases at this level to the executive officers, the Compensation Committee took into account the overall performance of the Company in recent years in the face of increasing market pressures, including declining unit prices that have been negatively impacting the Company's gross margins and an overall drop in sales of golf equipment by many of the Company's customers. The Compensation Committee also considered efforts taken by management to improve performance and control costs in light of these market factors.

     Principally as a result of the market conditions in 2002, the Company did not perform at a level that warranted any bonuses under the Company's Bonus Plan as described below.

     Bonus awards to be granted under the Bonus Plan were predicated on the actual financial performance of the Company at the end of the Company's fiscal year as compared to the target financial performance objectives established by the Compensation Committee in late 2001 based on the Company's 2002 operating plan. The bonuses to be awarded were dependent upon the Company achieving a specified dollar amount of pretax profits and increased to the extent pretax profits exceeded that minimum level and achieved various higher levels. The bonus for each participant was set at a percentage of the participant's base salary, with the percentage depending on what level of pretax profits the Company achieved. In establishing the targets and proposed bonuses, the Committee determined that it was important that the bonus payment structure be designed to reward executive officers for high levels of performance by the Company, weighted so that superior performance (viewed against the performance then expected in accordance with management's internal projections for 2002 performance as approved by the Board of Directors) would result in substantially higher bonuses than would result from merely acceptable performance. While a substantial portion of the bonus was subject solely to the Company attaining its quantitative objectives, a portion of the total bonus award was also subject to a discretionary modifier determined by the Chairman and Chief Executive Officer allowing him to reduce the bonus if the executive's individual performance so warranted. As indicated above, the Company's pre-tax profits did not meet the minimum thresholds in the Bonus Plan, and no bonuses were paid under the Bonus Plan for 2002. The Company will continue to make the Bonus Plan available to its executive officers for 2003.

     The Compensation Committee believes that overall 2002 executive compensation levels adequately reflected (i) each executive's business results and performance in his area of responsibility, (ii) each executive's contribution to the overall management team and (iii) each executive's then-expected future contributions to the Company.

     The Board of Directors believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant stake in the Company's on-going success. To this end, the Company's compensation objectives have been designed to be achieved through significant stock ownership in the Company by executive officers in addition to base salary and bonus payments.

     The purpose of the 1994 Stock Incentive Plan is to provide an additional incentive to employees to work to maximize stockholder value and to facilitate broadening and increasing stock ownership by executives and other key employees. In 2002, options to purchase an aggregate of 92,101 shares were granted to employees of the Company as a group. Of this total, options to purchase an aggregate of 45,047 shares were granted to the Named Executive Officers in connection with the Company's stock option exchange offer in which higher priced options to purchase a total of 180,172 shares were cancelled. See "Report on Repricing of Stock Options." The Stock Option Committee believes that these stock option grants were appropriate in light of the policy of the Board of Directors that significant equity ownership by executive officers is an important contributor to aligning the interests of executive officers with those of the stockholders of the Company, and the number of options awarded to individual officers were set based on the Stock Option Committee's perception, in part in light of recommendations by the Company's Chairman and Chief Executive Officer, as to each officer's ability to affect the Company's overall future performance. The Named Executive Officers collectively hold options to acquire 171,717 shares.

     During 2002, the Company recognized that many of its then-outstanding options, particularly those issued more than a few years ago, had exercise prices substantially in excess of recent trading prices for the Company's common stock. As a result, the Board of Directors determined that the purpose of having issued these options was frustrated and that their value to the Company was quite limited, because such options had little to no current value as an incentive to retain and motivate the Company's employees, including the Named Executive Officers, or to encourage significant employee stock ownership, and were unlikely to have such value in the foreseeable future. In recognition of these facts, upon the recommendation of the Stock Option Committee (prior to its combination with the Compensation Committee), the Board of Directors authorized an exchange offer to be made to current employees, including the Named Executive Officers (but not the non-management directors), under which employees could elect to have their higher priced options--those unlikely to be "in-the-money" for the foreseeable future--cancelled and replaced at least six months and a day later with a substantially smaller number of options at the then current market price. The other outstanding options, including those held by non-management directors and those that, while not currently "in-the-money," were closer to being "in-the-money," were unaffected by the exchange offer. The exchange offer commenced on May 30, 2002 and expired on June 28, 2002. However, in order to assure that the option exchange program served its primary purpose of assuring the continued service of its employees, including the Named Executive Officers, no participant was eligible to receive a replacement option for his or her cancelled option unless that individual continued in the Company's employment until the grant date of the replacement option. On December 31, 2002, pursuant to the terms of the exchange offer, new stock options were granted to employees who had tendered options for cancellation in the offer, including options to purchase an aggregate of 45,047 shares granted to the Named Executive Officers. See "Report on Repricing of Stock Options." The Compensation Committee believes that the exchange offer increased the value of the option program to the Company and its stockholders, while decreasing the total number of outstanding options significantly.

     The Stock Option Committee believes that these newly granted options, including the options granted in the Offer to Exchange and together with the shares and options previously made available to executive officers, have provided significant incentives for executives to increase the value of the Company for the benefit of all stockholders and have offered executives significant opportunities to profit personally from their efforts to increase that value.

     The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code on its executive compensation decisions.
Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent that such compensation in a taxable year exceeds $1 million.
Section 162(m), however, does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company's Bonus Plan does not qualify as performance-based compensation for the purposes of Section 162(m), although the 1994 Stock Incentive Plan so qualifies. During 2002, the Compensation Committee believed it unlikely that any executive officer of the Company would receive in excess of $1 million in compensation, other than performance-based compensation, and the Compensation Committee believes it is unlikely that any executive officer will receive in excess of that amount in 2003. As a result, the Compensation Committee has not taken any steps to qualify the bonus plan as performance-based compensation, although it anticipates that the Company would do so before any executive receives salary, bonus and other non-performance based compensation in excess of $1 million.

     Compensation of Chief Executive Officer. Peter R. Mathewson's compensation during 2002 as Chairman of the Board and Chief Executive Officer was reviewed in connection with the Compensation Committee's overall review of executive officer compensation. Based on current economic conditions of the market and the Company, the Compensation Committee did not propose to increase Mr. Mathewson's base salary for 2003. As described above, Mr. Mathewson also did not receive any bonus under the Bonus Plan. On December 31, 2002, pursuant to the Offer to Exchange, Mr. Mathewson was granted options to purchase 22,295 shares of Common Stock in exchange for options to purchase 89,170 shares of Common Stock which were tendered to and cancelled by the Company. Other than in connection with the Offer to Exchange, Mr. Mathewson did not receive any other grant of stock options in 2002. The Stock Option Committee believed that this number of options was appropriate in light of the importance of Mr. Mathewson's position to the Company and his level of stock ownership. The Compensation Committee also continues to believe that Mr. Mathewson's participation in the Bonus Plan in conjunction with his stock ownership and employee stock options have provided substantial incentives for him to create stockholder value.

     The Compensation and Stock Option Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act and shall not otherwise be deemed filed under such Acts.

                                    Respectfully submitted,

                                    Thomas A. Brand, Chairman
                                    Chapin Nolen
                                    John J. Henry


                         REPORT OF AUDIT COMMITTEE

     The Audit Committee currently consists of John J. Henry (chairman), Peter E. Bennett, and Chapin Nolen, all of whom are independent directors meeting the requirements of the NASDAQ rules. It held four meetings during fiscal 2002. The Audit Committee operates under a written charter adopted by the Board of Directors on May 10, 2000 which was included as an exhibit to the Company's proxy statement for its 2001 Annual Meeting. On December 31, 2002 the Board of Directors approved and adopted a revised Charter, a copy of which is attached hereto as Appendix A.

     Under its charter, the Audit Committee's principal responsibilities are to (a) retain, set the compensation of and monitor the independence of the Company's independent accountants, currently Deloitte & Touche LLP, (b) oversee the performance of the Company's independent accountants and members of Company management involved with finance and accounting functions, (c) monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (d) oversee the Company's accounting policies and staff and review and approve related party transactions, and (e) provide an avenue of communication among the independent accountants, Company management and the Board of Directors. The Company's management remains directly responsible for the Company's disclosure controls, internal controls and the financial reporting process, and the Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements, as well as to review the Company's quarterly financial statements. The Audit Committee has the principal responsibility to monitor and oversee these processes, although the Board of Directors retains ultimate responsibility for the performance of the Company's independent accountants and management.

     The Audit Committee is charged with meeting at least four times each year, at a minimum, including a meeting following preparation of quarterly and annual financial statements, to review these financial statements with management and the independent accountants. Company management has represented to the Audit Committee that the Company's financial statements for the fiscal year 2002 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these financial statements with management and the Company's independent accountants. The Audit Committee also discussed with the Company's independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (communications with audit committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

     The Audit Committee is assigned the responsibility to (1) supervise the internal accounting policies and procedures in order to assess the adequacy of internal accounting and financial reporting controls, (2) review with the independent accountant the Company's financial statements and audit process and (3) review all proposed transactions between the Company and its directors and officers, and any immediate family member or affiliate of any of its directors and officers, or any other affiliate of the Company that is not a subsidiary of the Company. The Audit Committee is also responsible for recommending the independent accountants to be retained by the Company for each fiscal year and has recommended that Deloitte & Touche LLP be nominated for approval by the stockholders for fiscal 2003.

     Based upon the Audit Committee's discussion with management and the Company's independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                                    Respectfully submitted,

                                    John J. Henry, Chairman
                                    Peter E. Bennett
                                    Chapin Nolen

              PERFORMANCE GRAPH FOR ALDILA, INC. COMMON STOCK


     The performance graph for the Company's Common Stock compares the cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock with (i) the Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) (the "Market Index") and (ii) the CRSP Index for NASDAQ Stocks (SIC 3940 - 3949) -- Dolls, Toys, Games and Sporting and Athletic Goods (the "Peer Index"), assuming an investment of $100 on December 31, 1997 in each of the Common Stock, the stock comprising the Market Index and the stock comprising the Peer Index.


                              [GRAPH OMITTED]

                                    INDEXED/CUMULATIVE RETURN
                        -------------------------------------------------
                           12/31     12/31     12/31    12/31    12/31
        COMPANY/INDEX      1998      1999      2000     2001     2002
        -------------      -----     -----     -----    -----    -----
      Aldila                57.1      31.4     30.0      24.0     11.6
      Market Index         141.0     261.5    157.4     124.9     86.3
      Peer Index            44.6      36.0     47.4      87.9     92.0

NOTES:

A. The index levels are derived from compounded daily returns that include all dividends.
B. The index levels for the Company, the Market Index and the Peer Index were each set to 100 at December 31, 1997.


                               ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 2002 (the "2002 Annual Report") is included with the mailing of this Proxy Statement. The 2002 Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company's current independent accountants.


                             PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Mellon Investor Services, 400 South Hope Street, 4th Floor, Los Angeles, California 90071, has been retained to solicit proxies by mail, telephone, internet or personal solicitation for a fee of $6,500 plus expenses. The Company has also arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.


                         PROPOSALS OF STOCKHOLDERS

     If a stockholder desires to have a proposal included in the proxy materials for the 2004 Annual Meeting of Stockholders, such proposal shall conform to the applicable proxy rules of the SEC concerning the submission and content of proposals and must be received by December 11, 2003 at the executive offices of the Company, 13450 Stowe Drive, Poway, California 92064, Attention: Secretary. The Company's receipt of notice of a stockholder's intent to submit a proposal outside of Rule 14a-8 at the 2003 Annual Meeting of Stockholders after February 24, 2004 will be considered untimely under Rule 14a-4(c)(1).


                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices located at 233 Broadway, New York, New York 10279 and 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or, at no charge, may be obtained at the SEC's web site: http://www.sec.gov. In addition, such material may also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.


                               OTHER MATTERS

     The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Robert J. Cierzan

                                      Robert J. Cierzan
                                      Secretary
April 14, 2003

                                                                 APPENDIX A
                                                                 ----------

                                ALDILA, INC.

                          AUDIT COMMITTEE CHARTER

     The Board of Directors of Aldila, Inc. (including, where appropriate, its direct and indirect subsidiaries, the "Company") has established an Audit Committee (the "Committee") with general responsibility and specific duties as described below.

I.   COMPOSITION

     The Committee shall consist of not less than three Directors who shall individually and collectively meet the requirements relating to membership on audit committees as set forth in the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission and the rules governing listing on any securities exchange or market on which the Company's securities are listed or traded (the "Applicable Rules"). In addition, it is the policy of the Company that at least one member of the Committee shall qualify as a "financial expert" as that term is used in Section 407 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and as it is defined in the Applicable Rules, and in furtherance of this policy the Company shall use its reasonable best efforts to maintain on the Board a "financial expert" eligible and willing to serve on the Committee at all times. Furthermore, each member of the Committee shall be free from any relationship with the Company or its affiliates (whether or not such relationship would otherwise disqualify such member from serving on the Committee under Applicable Rules) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members and the Chair of the Committee shall be appointed by the Board of Directors.

     The only compensation a member of the Committee may receive from the Company for any reason is compensation for service on the Board of Directors and any committees thereof (including the Committee), as set by the Board of Directors in compliance with Applicable Rules.

     To the extent it deems necessary or appropriate in the performance of its duties, the Committee shall have direct access, at the expense of the Company, to the independent accounting firm retained by the Company to conduct audits as to its financial statements (the "Independent Accountant"), the Chief Financial Officer of the Company and any other member of the management of the Company ("Management"), and the Company's legal counsel and other outside advisors.

II.  RESPONSIBILITY

     The Committee's responsibility is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company, including providing oversight of the Independent Accountant.

     The Committee's primary responsibilities are the following:

     1.  Retaining,   setting  the   compensation  of  and  monitoring  the
independence of the Independent Accountant;

     2. Overseeing the performance of the Independent Accountant and members of Management involved with finance and accounting functions;

     3. Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

     4. Overseeing the Company's accounting policies and staff;

     5.  Providing  an  avenue  of  communication   among  the  Independent
Accountant, Management, and the Board of Directors; and

     6. Reviewing and approving related party transactions.

     The Independent Accountant and the members of Management responsible for internal accounting and audit functions report directly to the Committee (in the case of members of Management, in addition to any internal reporting responsibilities they may also have).

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are presented in accordance with generally accepted accounting principles. These are the responsibility of Management and the Independent Accountant.

     Although the Independent Accountant performs its services at the direction of and under the supervision of the Committee, nothing in this Charter should be deemed as restricting the ability of the Board of Directors as a whole or Management, on the one hand, and the Independent Accountant, on the other hand, to communicate directly with each other should either desire to do so.

     In fulfilling its responsibilities, the Committee is empowered, to the extent it deems it to be appropriate, (a) to retain persons having special competence to provide the Committee with needed assistance (including lawyers, other accountants or financial experts), whether or not such persons have been otherwise engaged by or on behalf of the Company or the Board of Directors to provide services and (b) to conduct investigations. The cost of any such retention or investigation will be borne by the Company. The Committee is entitled to rely on the advice of, and information received from, Management and outside advisors to the Company, the Board of Directors or the Committee to the same extent as is the Board of Directors. The Committee is not responsible for resolving disagreements between Management and any of the outside advisors to the Company, the Board of Directors or the Committee or among the outside advisors to the Company, the Board of Directors or the Committee, except to the extent that this Charter makes the final determination as to the matter in question the responsibility of the Committee.

III. MEETINGS

     The Committee shall meet at least four times a year (following preparation of, and prior to the public release of, quarterly and annual financial reports), with such additional meetings as circumstances or the need to fulfill its responsibilities under this Charter require.

IV.  ATTENDANCE

     All members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, a majority of the members of the Committee shall constitute a quorum. The Chief Financial Officer of the Company and representatives of the Independent Accountant will normally attend each meeting (with such other members of Management as the Chair of the Committee may request being made available to attend any meeting), although the Chair of the Committee may excuse non-Committee members from all or any portion of a meeting.

V.   MINUTES OF MEETINGS

     Minutes of each meeting shall be prepared and sent to Committee members and to Company Directors who are not members of the Committee and shall be included in the minute books of the Company.

VI.  AUTHORITY AND SPECIFIC DUTIES

     The Committee is granted the authority and assigned the responsibility to do the following:

     A. RETENTION AND SUPERVISION OF INDEPENDENT ACCOUNTANT

     1. Appoint, determine the compensation of, and oversee the work of the Independent Accountant. The Committee shall have the sole authority to retain and replace the Independent Accountant, and it shall have the sole authority to approve in advance all audit engagement arrangements, including fees, and any significant non-audit relationships with the Independent Accountant. The Committee shall not permit the retention of the Independent Accountant to perform services prohibited under Applicable Rules. Approval by the Committee of any non-audit services to be provided by the Independent Accountant must be disclosed in the Company's periodic reports filed under the Exchange Act.

     2. Ensure the independence of the Independent Accountant in accordance with Applicable Rules and any rules governing the accounting profession and the provision of auditing services. To assist in satisfying this responsibility, the Committee shall obtain annually from the Independent Accountant a written list of all relationships with and professional services provided to the Company and its related entities. The Committee shall review and discuss with the Independent Accountant all significant relationships the Independent Accountant has with the Company that may affect the Independent Accountant's objectivity and independence.

     3. Monitor and evaluate the quality of the services provided by the Independent Accountant. To assist in satisfying this responsibility, the Committee shall obtain and review with the Independent Accountant no less frequently than annually a report from the Independent Accountant as to its internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the Independent Accountant, any material issues raised by any inquiry by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the Independent Accountant. This evaluation will include an evaluation of the individual members of the audit team then assigned to work on the Company's accounting matters. In connection with this evaluation, the Committee shall solicit the views of Management as to the qualifications and performance of the Independent Accountant.

     4. Require the Independent Accountant to inform the Committee as to any matters as to which its national office was consulted by the audit team in connection with the audit of the Company's financial statements, and, if deemed appropriate by the Committee, to review any such matter with the Independent Accountant's national office.

     5. Ensure that the lead audit partner of the Independent Accountant and the audit partner responsible for reviewing the audit are rotated at least every five years. The Committee may also, regardless of any such rule, request that the Independent Accountant change the lead audit partner or reviewing partner at any time. Determine whether the Company should have a policy of requiring that the Independent Accountant itself be rotated periodically and determine what any such policy should be.

     6. Set hiring policies for the employment by the Company of any employee or former employee of the current or any prior Independent Accountant and approve any such employment not in compliance with such policies.

     7. Upon the commencement of the operations of the Public Company Accounting Oversight Board established under Section 101 of Sarbanes-Oxley (the "Oversight Board"), provide oversight of compliance by the Company and the Independent Accountant with any requirements imposed by the Oversight Board. The Committee should request and receive assurances from the Independent Accountant that it has complied with Section 10A of the Exchange Act, the rules and policies of the Oversight Board and all other Applicable Rules.

     B. SUPERVISION OF INTERNAL ACCOUNTING POLICIES AND PROCEDURES

     8. Review with Management and the Independent Accountant the Company's policies and procedures, as appropriate, in order to assess the adequacy of internal accounting and financial reporting controls.

     9. Become familiar with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

     10. Review the quality and adequacy of the Company's financial accounting personnel, including receiving reports from the Independent Accountant as to its views and recommendations regarding the financial accounting personnel. Make recommendations to the Board of Directors as to any changes or additions to the Company's financial accounting personnel that the Committee deems appropriate.

     11. Receive, investigate and, if appropriate, respond to complaints regarding the Company's accounting practices, internal accounting controls, and auditing matters. The Committee will maintain procedures for employees and others to submit such complaints on a confidential and/or anonymous basis, which it will disseminate to all employees of the Company and make available to employees of the Independent Accountant and others with knowledge of the Company's accounting practices, internal accounting controls, and auditing matters and will maintain procedures for retaining copies of any such complaints.

     C. REVIEW OF COMPANY'S FINANCIAL STATEMENTS AND AUDIT PROCESS

     12. Review with the Independent Accountant and approve, prior to the annual audit, the scope and general extent of the Independent Accountant's audit examinations. In connection with this review, the Committee will discuss with the Independent Accountant the factors to be considered by the Independent Accountant in determining the scope of the audit, including major risk factors. The Committee will seek confirmation that the examination will be in accordance with generally accepted auditing standards.

     13. Review with Management and the Independent Accountant, upon completion of the annual audit, financial results for the year prior to their release to the public. Specifically, the Committee will discuss with the Independent Accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit.

     The review with the Independent Accountant will include a meeting without any member of Management or other advisor to the Company present, in which the Committee will discuss, among other things, any difficulties the Independent Accountant experienced in the audit, any limitations that were placed on the scope or nature of its audit procedures, its views as to the adequacy of internal controls and the quality of the Company's Management responsible for accounting functions, any issues raised by the audit not resolved to the satisfaction of the Independent Accountant. The Committee will also invite the Independent Accountant to raise any other issues relevant to the duties of the Committee that have not otherwise been raised.

     The Committee will request copies of all material written correspondence between the Independent Accountant and Management relating to the Company's financial statements and the performance by the Independent Accountant of its services, audit or otherwise.

     14. Review with Management and the Independent Accountant, upon completion of quarterly financial statements, financial results for the quarter prior to their release to the public.

     15. Approve any significant change in the Company's accounting policies (whether or not required by changes in generally accepted accounting principles), any significant restatement of previously publicly disclosed financial statements, or any significant write-off of assets by the Company. The Committee will review any such changes, restatements or write-offs proposed or suggested by the Independent Accountant but rejected by Management.

     16. Review and discuss with Management and, to the extent desirable, the Independent Accountant and legal advisors to the Company proposed financial disclosure by the Company in Forms 10-K, 10-Q and (to the extent practicable given filing deadlines) 8-K, in Schedules 14A and 14C, in any registration statement under the Securities Act of 1933, in any press release or otherwise in advance of filing or public disclosure. Without limiting the scope of this review, it shall include a review of the proposed disclosure in Management's Discussion and Analysis of Financial Condition and Results of Operations. The Committee will recommend whether the audited financial statements should be included in the Company's Form 10-K.

     17. In furtherance of its other duties and responsibilities under Applicable Rules and this Charter, inform itself regularly through meetings and discussions with the Independent Accountant and Management as to the following issues related to the Company's financial statements:

     o Critical accounting policies, practices and estimates (including significant reserves and accruals), and, in the case of estimates, the basis for the estimates and the ramifications of alternative reasonably likely results;
     o Any changes in accounting policies or principles that have been contemplated or adopted or that are expected to be required or considered in future periods;
     o Any alternative treatments of financial information within generally accepted accounting principles discussed between the Independent Accountant and Management and the ramifications of the adoption of the alternative treatments;
     o Any significant litigation or other loss contingency that could have a significant impact on the Company's financial condition or results of operation;
     o Any significant items in any open years that have been, or could be expected to be, raised by the Internal Revenue Service or any other taxing authority; the adequacy of tax accruals;
     o Any legal, regulatory or accounting initiative that could have an impact on the Company's results or financial condition;
     o The Company's guidelines, policies, practices and historical experience with respect to risk assessment and risk management;
     o The nature of any material correcting adjustments identified by the Independent Accountant;
     o    Any  off-balance  sheet  financing  structures  employed  by  the
          Company; and
     o Any use of "pro forma," "adjusted" or other non-generally accepted accounting principles financial information in connection with the Company's reported financial statements (including in summary form in press releases).

     18. To the extent required by Applicable Rules, resolve any dispute between the Independent Accountant and Management as to the appropriate accounting treatment of any item or type or group of items.

     19. Cause the issuance of a press release announcing any going concern qualification in any audit opinion issued by the Independent Accountant.

     20. Review Management's internal control report prior to its inclusion in the Company's Form 10-K.

     D. RELATED PARTY TRANSACTIONS

     21. Review all proposed transactions between the Company and (1) any of its directors and officers, (2) any immediate family member of any of its directors and officers, (3) any entity that is an affiliate of any of its directors, officers or their immediate family members, (4) any other affiliate of the Company that is not a subsidiary of the Company. Review any other transaction that is deemed to be a "related party transaction" under Applicable Rules or that may not be entered into without audit committee approval under Applicable Rules. For purposes of this Charter, the terms "director," "officer," "immediate family member" and "affiliate" include all persons covered by such terms as defined under Applicable Rules, and "subsidiary" means any entity as to which the Company has the right or ability to elect at least one-half of the members of the board of directors or comparable governing body or the right to receive at least one-half of the assets available for distribution to equity holders upon liquidation. Transactions covered by this paragraph will not include any compensation paid to directors and officers approved by the Board of Directors Compensation Committee or paid in the ordinary course under Company plans or policies applicable to all employees or the reimbursement under the Company's standard reimbursement policies of expenses occurred by directors and officers in the ordinary course of the performance of their duties. The transactions covered by this paragraph are referred to in this Charter as "related party transactions."

     22. In conducting its review of a proposed related party transaction, the Committee will seek information regarding the terms of the proposed transaction, the ability of the Company to enter into a comparable transaction on the same or better terms, the rationale for pursuing the related party transaction, and the extent to which the terms of the transaction were determined at arms' length or were subject to influence by a related party. After this review, the Committee may approve the transaction; the Company will not pursue any related party transaction not approved by the Committee.

     23. Not less than annually, review the performance under and results of any related party transactions previously approved by it.

     24. Review and approve any contributions to not-for-profit organizations on which any of its directors and officers or any immediate family member of any of its directors and officers serve as directors or executive officers or that are being made at the request of any of the Company's directors, officers or any immediate family member of any director or officer, whether or not, in the case of its directors, such contribution would disqualify the director from being deemed "independent" for any purpose.

     E. OTHER

     25. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     26. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     27. Meet with the Independent Accountant, the Company's Chief Financial Officer or other members of Management in separate executive sessions, if desirable, to discuss any matters that the Committee or these other persons believe should be discussed privately with the Committee.

     28. Review with the Independent Accountant any problems or difficulties the Independent Accountant may have encountered, including those identified in any management letter, and the appropriateness of the Company's response to such problems or difficulties.

     29. Perform such other functions as may be required by Applicable Rules or any other law, the Company's Certificate of Incorporation or the Company's Bylaws or as may be assigned to the Committee, with its concurrence, by the Board.

     30. Review this Charter annually and make recommendations to the Board of Directors as to any appropriate updates.

     31. In performing any of the duties outlined above, take such actions and perform such other investigations and analyses as the Committee deems appropriate, whether or not the actions, investigations and analyses are specifically authorized or required by this Charter.

                                * * * * * *

     A copy of this Charter will be attached as an appendix to the Company's proxy statement for the first annual meeting of its stockholders following its adoption or any subsequent material amendment thereof and at least once every three years (or as often as may be required under Applicable Rules) thereafter and will be included in its then current form on the Company's website.


                        As adopted by the Board of Directors of the Company
                                                          December 31, 2002

                                ALDILA, INC.

     The undersigned stockholder of ALDILA, INC. hereby appoints PETER R. MATHEWSON and ROBERT J. CIERZAN, or either of them, Proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Aldila, Inc., to be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128 on Wednesday, May 14, 2003 at 10:30 a.m. (Pacific time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3, IF NO INSTRUCTIONS ARE INDICATED.

IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE

-----------------------------------------------------
ADDRESS CHANGE/COMMENTS
MARK THE CORRESPONDING BOX ON THE REVERSE SIDE






                             FOLD AND DETACH HERE


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.                                 |_|  Please mark here
YOUR  BOARD OF DIRECTORS  RECOMMENDS  A VOTE "FOR" EACH OF  THE  PROPOSALS.                                      for address change
                                                                                                                 or comments
                                                                                                                 SEE REVERSE SIDE

                                                                                                         FOR   AGAINST  ABSTAIN
 1. ELECTION OF DIRECTORS.            FOR all       WITHHOLD            2. Ratification of the           |_|     |_|     |_|
                                     nominees       AUTHORITY              appointment of Deloitte &
                                      listed         to vote               Touche LLP as the
                                    (except as       for all               independent accountants of
                                     marked to      nominees               the Company.
                                   the contrary)     listed

                                        |_|            |_|              3. In their discretion, the      |_|     |_|     |_|
                                                                           Proxies are authorized to
                                                                           vote upon such other business
                                                                           as may properly come before
                                                                           the meeting or any
                                                                           adjournment thereof.


Nominees:   01 Thomas A. Brand, 02 Peter R. Mathewson, 03 Lloyd I. Miller, III
and 04 Bryant R. Riley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


                                                                                     I PLAN TO ATTEND THE MEETING       |_|


----------------------------------------------------------------------



                                                                     The undersigned hereby acknowledges receipt of the
                                                                     Notice of Annual Meeting of Stockholders to be held
                                                                     May 14, 2003 and the Proxy Statement furnished
                                                                     herewith.

Signature(s)                                                    Date
            --------------------------------------------------        ------------

Please sign as name appears hereon, date and return the proxy card promptly
using  the  enclosed   envelope.   When  signing  as  attorney,   executor,
administrator,  trustee or guardian,  give full title as such. If more than one name appears hereon, all parties should sign.

                            FOLD AND DETACH HERE



                                               VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                               INTERNET AND TELEPHONE VOTING ARE AVAILABLE THROUGH 11PM EASTERN TIME
                                                THE DAY PRIOR TO ANNUAL MEETING DAY.

                YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                       AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

             ----------------------------         -----------------------------------         ---------------------------
                      INTERNET                                TELEPHONE                                  MAIL
              HTTP://WWW.EPROXY.COM/ALDA                   1-800-435-6710

                                                                                                 Mark, sign and date
             Use the Internet to vote             Use any touch-tone telephone to                  your proxy card
             your proxy.  Have your        OR     vote your proxy.  Have your proxy    OR                and
             proxy card in hand when              card in hand when you call.  You                 return it in the
             you access the web site.             will be prompted to enter your                enclosed postage-paid
             You will be prompted to              control number, located in the                      envelope.
             enter your control number,           box below, and then follow the
             located in the box below,            directions given.
             to create and submit an
             electronic ballot.
             ----------------------------         -----------------------------------         ---------------------------



                                        IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                           YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

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